Exhibit 99.1

Covidien Reports Third-Quarter 2008 Results

•	Third-quarter net sales up 14%, led by double-digit increases in Medical Devices, Imaging Solutions and Pharmaceutical Products

•	Third-quarter diluted GAAP earnings per share from continuing operations were $0.65; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.72

HAMILTON, Bermuda – August 5, 2008 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the third quarter of fiscal 2008 (April – June 2008). Third-quarter net sales rose 14% to $2.6 billion from $2.3 billion a year ago, fueled by strong growth in the Medical Devices, Imaging Solutions and Pharmaceutical Products business segments. Sales growth was driven by higher volume and new products. Favorable foreign exchange contributed 5 percentage points to the sales increase. All International regions — Europe, Japan, Other Americas and Asia-Pacific — reported strong double-digit sales gains.

Third-quarter gross margin of 53.7% was up 1.5 percentage points from that of the prior year. This substantial improvement reflected positive mix, aided by the incremental investments made to grow our higher-margin businesses, and favorable foreign exchange.

Selling, general and administrative expenses were significantly higher than in the third quarter of last year. The increase was attributable to planned growth in selling and marketing investments, foreign exchange and higher administrative costs. Research and Development (R&D) expense in the quarter was up 33% over the prior year and represented 3.3% of sales.

For the third quarter, the Company reported operating income of $545 million, versus an operating loss of $761 million a year ago. Third-quarter adjusted operating income, excluding specified items shown in the attached table, was $563 million, versus $481 million in the third quarter of the prior year. Third-quarter adjusted operating income represented 21.7% of sales, versus 21.2% a year ago.

The third-quarter effective tax rate was 36.3%. Excluding the specified items shown in the attached table, the third-quarter tax rate was 30.8%. The rate was unfavorably impacted by several adjustments related to legacy income tax liabilities.

Third-quarter diluted GAAP earnings per share from continuing operations were $0.65, versus a loss of $2.29 per share in the third quarter of last year. The third quarter non-GAAP diluted earnings per share, excluding specified items shown in the attached table, were $0.72, versus $0.64 a year ago.

For the first nine months of fiscal 2008, net sales of $7.3 billion were 11% above the $6.6 billion in the prior year, with favorable foreign exchange contributing 5 percentage points to the sales increase.

The Company reported operating income of $1.4 billion in the first nine months of fiscal 2008 versus $199 million a year ago. Nine-month adjusted operating income, excluding specified items shown in the attached table, was $1.54 billion, representing 20.9% of sales, versus $1.47 billion and 22.3% of sales a year ago.

The effective tax rate was 30.1% for the first nine months of fiscal 2008. Excluding the specified items shown in the attached table, the tax rate for the nine months was 29.9%.

For the first nine months, diluted GAAP earnings per share from continuing operations were $2.03, versus a loss of $0.86 per share in the prior year. The nine-month 2008 non-GAAP diluted earnings per share, excluding specified items shown in the attached table, were $1.97, versus $2.01 a year ago.

“We were very pleased with our third-quarter performance, as sales and operating results came in somewhat above our expectations,” said President and Chief Executive Officer Richard J. Meelia. “We again achieved strong results in our International markets, where we continue to benefit from the incremental investments we’ve made over the last few years to augment our sales force and expand geographically.

“We are on pace to meet our 2008 financial goals, with market share gains and new product launches driving our strong performance,” Mr. Meelia said, adding that, “Our strategic investments in R&D, selling and marketing put the Company in an excellent position to achieve our growth objectives for the remainder of 2008 and beyond.”

Results by business segment follow.

Medical Devices sales climbed 15% in the third quarter to $1.8 billion from $1.5 billion in the third quarter of the previous year. The sales gain was driven by favorable foreign exchange, which contributed 7 percentage points to the increase, as well as by new products and higher volume. Sales in Endomechanical were well above those of a year ago, paced by sharply higher sales of laparoscopic instruments. Energy registered strong double-digit growth in the quarter, due to higher sales of vessel sealing, electrosurgery and hardware products, including Force Triad, LigaSure Impact and Hand Switching Atlas. Sales in Soft Tissue Repair were up significantly, aided by higher suture sales and strong U.S. performance for mesh products.

For the first nine months of fiscal 2008, Medical Devices sales grew 13% to $5.0 billion from $4.5 billion a year ago. Favorable foreign exchange contributed 7 percentage points to the sales advance.

Imaging Solutions sales rose 18% to $319 million, compared with $271 million in the prior year’s third quarter. Favorable foreign exchange contributed 5 percentage points to the sales increase. Sales growth in the quarter was broad-based, as both Radiopharmaceuticals and Contrast Products delivered gains at a strong double-digit pace. The Radiopharmaceuticals increase was paced by good performance in the United States, while Contrast Products benefited from higher volume in Europe, Asia and Latin America, which more than offset pricing pressures in the U.S.

For the nine months, Imaging Solutions sales climbed 16% to $914 million, versus $786 million the year before. Favorable foreign exchange contributed 4 percentage points to the sales increase.

Pharmaceutical Products sales in the third quarter of $257 million were 13% above the prior year’s $228 million. Growth was attributable to a double-digit increase in sales of Dosage products, reflecting gains by both generic and branded pharmaceuticals, coupled with higher sales of Active Pharmaceutical Ingredients, led by peptide products.

For the nine months, Pharmaceutical Products sales were up 4% to $717 million from $692 million last year.

Medical Supplies sales grew 8% to $238 million from $221 million in the third quarter of the previous year. The increase was primarily due to higher sales of OEM and Nursing Care products.

For the nine months, Medical Supplies sales, at $675 million, were 2% above last year’s $664 million.

ABOUT COVIDIEN LTD.

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2007 revenue of nearly $9 billion, Covidien has more than 42,000 employees worldwide in 57 countries, and its products are sold in over 130 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:
Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Wayde McMillan
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4387
bruce.farmer@covidien.com	wayde.mcmillan@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	Web – Go to Covidien’s website at www.covidien.com. A replay of the call will be available through August 12 at the same website.

•

Telephone – The dial-in number for participants in the United States is (866)-578-5771. For participants outside the United States, the dial-in number is (617)-213-8055. The access code for both numbers is 29184514.

•	Audio replay – The conference call will be available for replay, beginning at 10:30 a.m. ET on August 5, 2008, and ending at 11:59 p.m. on August 12, 2008. The dial-in number for participants in the United States is (888)-286-8010. For participants outside the United States, the replay dial-in number is (617)-801-6888. The replay access code for all callers is 23070456.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted operating income, adjusted earnings per share and adjusted operating margin, that are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, potential environmental liabilities or increased costs after the separation from Tyco International or as a result of the separation. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated and Combined Statements of Operations

Quarters Ended June 27, 2008 and June 29, 2007

(in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	June 27, 2008	Net Sales	June 29, 2007	Net Sales
Net sales	$2,595	100.0%	$2,269	100.0%
Cost of products sold	1,202	46.3	1,085	47.8

Gross profit	1,393	53.7	1,184	52.2

Selling, general and administrative expenses	745	28.7	639	28.2
Research and development expenses	85	3.3	64	2.8
In-process research and development charges	10	0.4	30	1.3
Restructuring and related impairment charges	4	0.2	5	0.2
Class action and shareholder settlement, net of insurance recoveries	4	0.2	1,207	53.2

Operating income (loss)	545	21.0	(761)	(33.5)

Interest expense	48	1.8	46	2.0
Interest income	(10)	(0.4)	(8)	(0.4)
Other (income) expense, net	(13)	(0.5)	156	6.9

Income (loss) from continuing operations before income taxes	520	20.0	(955)	(42.1)

Income taxes	189	7.3	180	7.9

Income (loss) from continuing operations	331	12.8	(1,135)	(50.0)

Loss (income) from discontinued operations, net of income taxes	62	2.4	(27)	(1.2)

Net income (loss)	$269	10.4	$(1,108)	(48.8)

Basic earnings per share:
Income (loss) from continuing operations	$0.66		$(2.29)
Loss (income) from discontinued operations	0.12		(0.06)
Net income (loss)	0.54		(2.23)

Diluted earnings per share:
Income (loss) from continuing operations	$0.65		$(2.29)
Loss (income) from discontinued operations	0.12		(0.06)
Net income (loss)	0.53		(2.23)

Weighted-average number of shares outstanding: (1)
Basic	500		497
Diluted	505		497

(1)

For the quarter ended June 29, 2007, the common shares outstanding immediately following the Separation were used to calculate basic and diluted earnings per share because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended June 27, 2008 and June 29, 2007

(dollars in millions, except per share data)

	Quarter Ended June 27, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$545	$520	$331	$0.65
Adjustments:
In-process research and development charges (1)	10	10	10	0.02
Restructuring and related impairment charges (2)	4	4	3	0.01
Shareholder settlement, net of insurance recoveries (3)	4	4	4	0.01
Impact of tax sharing agreement (4)	—	(9)	(9)	(0.02)
Tax matters (5)	—	—	27	0.05

As adjusted	$563	$529	$366	0.72

(1)	Write-off of in-process research and development relates to small acquisitions by our Medical Devices and Imaging Solutions segments.
(2)	Primarily relates to restructuring charges within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlement with certain shareholders, net of our portion of insurance recoveries.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

	Quarter Ended June 29, 2007
	Operating (loss) income	(Loss) income from continuing operations before income taxes	(Loss) income from continuing operations	Diluted (loss) earnings per share from continuing operations
GAAP	$(761)	$(955)	$(1,135)	$(2.29)
Adjustments:
In-process research and development charges(1)	30	30	22	0.04
Class action settlement, net of insurance recovery (2)	1,207	1,207	1,207	2.43
Restructuring charges (3)	5	5	3	0.01
Loss on early extinguishment of debt (4)	—	155	152	0.31
Tax matters (5)	—	—	68	0.14

As adjusted	$481	$442	$317	0.64

(1)	Write-off of in-process research and development in connection with the acquisition of Sorbx, LLC. by our Medical Devices segment.
(2)	Represents our portion of Tyco International’s class action settlement, net of our portion of the related insurance recovery.
(3)	Primarily related to our Medical Devices segment.
(4)	Primarily consists of our portion of Tyco International’s loss on early extinguishment of debt.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended June 27, 2008 and June 29, 2007

(dollars in millions)

	Quarters Ended
	June 27, 2008	June 29, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$751	$695	8%	—%	8%
Non-U.S.	1,030	854	21	14	7

	$1,781	$1,549	15	7	8

Imaging Solutions (1)
United States	$183	$167	10%	—%	10%
Non-U.S.	136	104	31	14	17

	$319	$271	18	5	13

Pharmaceutical Products (1)
United States	$230	$207	11%	—%	11%
Non-U.S.	27	21	29	5	24

	$257	$228	13	1	12

Medical Supplies (1)
United States	$238	$221	8%	—%	8%
Non-U.S.	—	—	—	—	—

	$238	$221	8	—	8

Covidien Ltd. (1)
United States	$1,402	$1,290	9%	—%	9%
Non-U.S.	1,193	979	22	13	9

	$2,595	$2,269	14	5	9

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Quarters Ended June 27, 2008 and June 29, 2007

(dollars in millions)

	Quarters Ended
	June 27, 2008	June 29, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical (1)	$579	$480	21%	9%	12%
Soft Tissue Repair (2)	156	129	21	9	12
Energy (3)	213	165	29	7	22
Oximetry and Monitoring (4)	161	152	6	5	1
Airway and Ventilation (5)	204	196	4	8	(4)
Vascular (6)	138	124	11	6	5
SharpSafety (7)	116	117	(1)	2	(3)
Clinical Care (8)	104	94	11	7	4

Imaging Solutions
Radiopharmaceuticals (9)	$147	$123	20%	5%	15%
Contrast (10)	172	148	16	6	10

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.
(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.
(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.
(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.
(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.
(6)	Vascular includes our compression products and vascular therapy products.
(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.
(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.
(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.
(10)	Contrast includes our contrast delivery systems and contrast agents.

Covidien Ltd.

Consolidated and Combined Statements of Operations

Nine Months Ended June 27, 2008 and June 29, 2007

(in millions, except per share data)

	Nine Months Ended	Percent of	Nine Months Ended	Percent of
	June 27, 2008	Net Sales	June 29, 2007	Net Sales
Net sales	$7,337	100.0%	$6,597	100.0%
Cost of products sold	3,434	46.8	3,166	48.0

Gross profit	3,903	53.2	3,431	52.0

Selling, general and administrative expenses	2,130	29.0	1,775	26.9
Research and development expenses	238	3.2	187	2.8
In-process research and development charges	22	0.3	38	0.6
Restructuring and related impairment charges	73	1.0	25	0.4
Class action and shareholder settlements, net of insurance recoveries	35	0.5	1,207	18.3

Operating income	1,405	19.1	199	3.0

Interest expense	164	2.2	125	1.9
Interest income	(30)	(0.4)	(27)	(0.4)
Other (income) expense, net	(196)	(2.7)	150	2.3

Income (loss) from continuing operations before income taxes	1,467	20.0	(49)	(0.7)

Income taxes	442	6.0	377	5.7

Income (loss) from continuing operations	1,025	14.0	(426)	(6.5)

Loss (income) from discontinued operations, net of income taxes	73	1.0	(50)	(0.8)

Net income (loss)	$952	13.0	$(376)	(5.7)

Basic earnings per share:
Income (loss) from continuing operations	$2.05		$(0.86)
Loss (income) from discontinued operations	0.15		(0.10)
Net income (loss)	1.91		(0.76)

Diluted earnings per share:
Income (loss) from continuing operations	$2.03		$(0.86)
Loss (income) from discontinued operations	0.14		(0.10)
Net income (loss)	1.89		(0.76)

Weighted-average number of shares outstanding: (1)
Basic	499		497
Diluted	504		497

(1)

For the nine months ended June 29, 2007, the common shares outstanding immediately following the Separation were used to calculate basic and diluted earnings per share because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.

Covidien Ltd.

Non-GAAP Reconciliations

Nine Months Ended June 27, 2008 and June 29, 2007

(dollars in millions, except per share data)

	Nine Months Ended June 27, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$1,405	$1,467	$1,025	$2.03
Adjustments:
In-process research and development charges (1)	22	22	22	0.04
Restructuring and related impairment charges (2)	73	73	59	0.12
Shareholder settlements, net of insurance recoveries (3)	35	35	35	0.07
Impact of tax sharing agreement (4)	—	(181)	(181)	(0.36)
Tax matters (5)	—	—	32	0.06

As adjusted	$1,535	$1,416	$992	1.97

(1)	Write-off of in-process research and development primarily relates to acquisitions by our Medical Devices segment.
(2)	Consists of restructuring charges of $55 million and related impairment charges of $17 million primarily related to our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlements with certain shareholders, net of our portion of insurance recoveries.
(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

	Nine Months Ended June 29, 2007
	Operating income	(Loss) income from continuing operations before income taxes	(Loss) income from continuing operations	Diluted (loss) earnings per share from continuing operations
GAAP	$199	$(49)	$(426)	$(0.86)
Adjustments:
In-process research and development charges (1)	38	38	30	0.06
Class action settlement, net of insurance recovery (2)	1,207	1,207	1,207	2.43
Restructuring charges (3)	25	25	16	0.03
Loss on early extinguishment of debt (4)	—	155	152	0.31
Tax matters (5)	—	—	21	0.04

As adjusted	$1,469	$1,376	$1,000	2.01

(1)	Write-off of in-process research and development in connection with the acquisition of Sorbx, LLC. by our Medical Devices segment.
(2)	Class action settlement charge represents our portion of Tyco International’s class action settlement, net of our portion of the related insurance recovery.
(3)	Primarily related to our Medical Devices segment.
(4)	Primarily consists of our portion of Tyco International’s loss on early extinguishment of debt.
(5)	Primarily consists of adjustments to legacy income tax liabilities.

Covidien Ltd.

Segment and Geographical Sales

Nine Months Ended June 27, 2008 and June 29, 2007

(dollars in millions)

	Nine Months Ended
	June 27, 2008	June 29, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$2,140	$2,017	6%	—%	6%
Non-U.S.	2,891	2,438	19	13	6

	$5,031	$4,455	13	7	6
Imaging Solutions (1)
United States	$544	$491	11%	—%	11%
Non-U.S.	370	295	25	12	13

	$914	$786	16	4	12
Pharmaceutical Products (1)
United States	$644	$634	2%	—%	2%
Non-U.S.	73	58	26	5	21

	$717	$692	4	1	3
Medical Supplies (1)
United States	$675	$664	2%	—%	2%
Non-U.S.	—	—	—	—	—

	$675	$664	2	—	2
Covidien Ltd. (1)
United States	$4,003	$3,806	5%	—%	5%
Non-U.S.	3,334	2,791	19	12	7

	$7,337	$6,597	11	5	6

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Nine Months Ended June 27, 2008 and June 29, 2007

(dollars in millions)

	Nine Months Ended
	June 27, 2008	June 29, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical (1)	$1,597	$1,379	16%	8%	8%
Soft Tissue Repair (2)	426	366	16	8	8
Energy (3)	592	467	27	7	20
Oximetry and Monitoring (4)	478	447	7	5	2
Airway and Ventilation (5)	597	564	6	8	(2)
Vascular (6)	395	355	11	5	6
SharpSafety (7)	345	342	1	2	(1)
Clinical Care (8)	304	275	11	6	5

Imaging Solutions
Radiopharmaceuticals (9)	$423	$360	18%	4%	14%
Contrast (10)	491	426	15	5	10

(1)	Endomechanical includes our laparoscopic instruments and surgical staplers.
(2)	Soft Tissue Repair includes our suture products, mesh products and biosurgery products.
(3)	Energy includes our vessel sealing products, electrosurgical products, ablation products and related capital equipment.
(4)	Oximetry and Monitoring includes our sensors and monitors products and our temperature management products.
(5)	Airway and Ventilation includes our airway products, ventilator products, breathing systems, sleep products and inhalation therapy products.
(6)	Vascular includes our compression products and vascular therapy products.
(7)	SharpSafety includes our needles and syringes products and our sharps disposable products.
(8)	Clinical Care includes our urology products, enteral feeding products and other advanced woundcare products.
(9)	Radiopharmaceuticals includes our radioactive isotopes and associated pharmaceutical products used for the diagnosis and treatment of disease.
(10)	Contrast includes our contrast delivery systems and contrast agents.